FRANKLIN, LA – Teche Holding Company (NYSE-AMEX:TSH), the parent company for Teche Federal Bank, today reported that prudent lending practices, growth in SmartGrowth Deposits and Loans, a steady net interest margin and continued solid capital ratios contributed to record earnings per share for fiscal 2010, on top of record earnings for fiscal 2009.  Earnings for fiscal 2010 amounted to $7.1 million, or $3.37 per diluted share, compared to $7.1 million, or $3.35 per diluted share, for fiscal 2009, an increase of $0.02 per diluted share, or 0.6%.

Earnings for the quarter ended September 30, 2010 amounted to $1.85 million, or $0.88 per diluted share, compared to $1.98 million, or $0.94 per diluted share, for the same quarter in fiscal 2009, a decrease of $0.06 per diluted share, or 6.4%.

“Very few banks in America have been able to post high earnings consistently in recent years,” said Patrick Little, President and CEO. “One important result of our recent positive results has been a steady increase in all our capital measures, including Stockholders’ Equity, Tangible Book Value per Share, and the ratio of Equity to Assets and, in addition, we have maintained a steady dividend.”

 The Company reported the following key achievements for fiscal 2010:

•	Record EPS of $3.37, marking the second consecutive fiscal year of record earnings per share.
•	Net Interest income increased 2.4% to $29.6 million from $28.9 million.
•	Net Charge Offs for the year amounted to 0.24% of average loans.
•	Tangible equity increased to 9.48% of total assets at September 30, 2010, compared to 8.90% a year ago.
•	Tangible book value per share increased to a record $34.43.
•	The Bank’s total risk-based capital was a strong 13.52% at September 30, 2010, compared to 12.72% a year ago.
•	Non interest expense decreased 0.45% to $31.2 million from $31.4 million for fiscal 2009.
•	SmartGrowth Loans for fiscal 2010 increased $4.5 million or 1.0%. SmartGrowth Loans now comprise 78.0% of all loans.
•	SmartGrowth Deposits for fiscal 2010 increased $32.5 million or 8.8%. SmartGrowth Deposits now comprise 69.1% of all deposits.
•	The Company paid a dividend of $1.42 per share compared to $1. 41 per share for fiscal 2009.

The Company reported the following key achievements for the fourth quarter of fiscal 2010:
•	Diluted earnings per share for the quarter remained strong at $0.88.
•	Net charge offs for the quarter amounted to 0.08% of average loans.
•	The average cost of interest bearing liabilities amounted to 1.79%, down from 1.93% for the quarter ended June 30, 2010.
•	Annualized return on average assets amounted to 0.97%, compared to 0.95% in the linked quarter.
•	Annualized return on average tangible equity remained strong at 10.12%
•	Allowance for loan losses to loans climbed to 1.55%, compared to 1.48% for the linked quarter.
•	Quarterly net interest income remained steady at $7.4 million.

Asset Quality
Non-performing assets totaled $15.7 million, or 2.06% of total assets, at September 30, 2010, compared to $9.1million, or 1.19% of total assets, a year ago, and $16.5 million, or 2.15% of total assets, at June 30, 2010.  Non-performing assets consist of non-accrual loans, accruing loans 90 days or more past due and other real estate owned.

“Despite the regional challenges related to the moratorium on deepwater drilling and the related slow down in permits for new oil and gas drilling in the Gulf of Mexico, Teche has continued to maintain solid asset quality ratios” remarked Little.

The following table sets forth asset quality ratios for each of the past five quarters:

	Sep ‘10	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09
Net Charge-offs/Average Loans	0.08%	0.05%	0.07%	0.04%	0.22%
ALLL/NPLs	63.92%	59.29%	52.18%	72.12%	95.44%
ALLL/NPAs	59.02%	53.62%	47.76%	64.83%	74.85%
ALLL/Loans	1.55%	1.48%	1.37%	1.29%	1.14%
Net Non-Accrual Loans/Loans	2.08%	1.96%	2.05%	1.59%	1.02%
NPAs/Assets (Net of specific reserves)	1.88%	1.87%	2.00%	1.58%	1.19%

For fiscal 2010, net charge-offs were 0.24% of average loans compared to 0.29% for fiscal 2009.  Net charge-offs in the fiscal fourth quarter were $0.5 million or 0.08% of average loans for fiscal 2010, compared to $1.3 million, or 0.22% of average loans for the same period a year ago.

The following table sets forth the activity in the allowance for loan losses for each of the past 5 quarters.

(in 000's)	Sep ‘10	Jun ‘10	Mar ‘10	Dec '09	Sep '09
Beginning ALLL	$8,830	$8,253	$7,744	$6,806	$6,836
Provision for Loan Losses	900	900	900	1,196	1,286
Net Charge-offs	474	323	391	258	1,316
Ending ALLL	$9,256	$8,830	$8,253	$7,744	$6,806

The Company recorded a loan loss provision during the quarter of $0.9 million.  As a result the allowance for loan losses was 1.55% of total loans, or $9.3 million, at September 30, 2010 compared to 1.14% of total loans, or $6.8 million at September 30, 2009 and 1.48% of total loans, or $8.8 million at June 30, 2010.  While non-performing assets have remained at relatively low levels, the Company feels that it is prudent to continue building the allowance in the current economic environment.

Net Interest Income

	Sep ‘10	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09
Interest Income	$10,163	$10,299	$10,374	$10,500	$10,880
Interest Expense	2,728	2,969	2,940	3,067	3,386
Net Interest Income	$ 7,435	$ 7,330	$ 7,434	$ 7,433	$ 7,494

Net interest income for fiscal year 2010 amounted to $29.6 million compared to $28.9 million for the fiscal year ended September 30 2009, an increase of 2.4%, or $0.7 million primarily due to lower rates on deposit balances offset somewhat by lower rates on loans and investments.

Net interest income for the three months ended September 30, 2010 amounted to $7.4 million compared to $7.5 million for the quarter ended September 30, 2009, a decrease of 0.8%, or $0.06 million primarily due to a decrease in the balances and interest rates paid on loans and deposits.

Net Interest Margin and Spread

	Sep ‘10	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09
Yield on Earning Assets	5.84%	5.87%	5.99%	6.01%	6.01%
Cost of Interest Bearing Liabilities	1.79%	1.93%	1.91%	1.99%	2.12%
Spread	4.05%	3.94%	4.08%	4.02%	3.89%
Net Interest Margin	4.27%	4.18%	4.29%	4.26%	4.14%

Net interest margin amounted to 4.25% for the fiscal year ended September 30, 2010, compared to 4.01% for the fiscal year ended September 30, 2009.  The increase was primarily due to lower deposit rates and balances offset by lower rates and balances in both loans and securities.

Spread amounted to 4.02% for the fiscal year ended September 20, 2010, compared to 3.73% for the fiscal year end 2009.  Compared to fiscal year 2009, average yield on earnings assets decreased 19 basis points from 6.12% to 5.93%, while average cost of funds decreased 49 basis points from 2.40% to 1.91%.

Net interest margin amounted to 4.27% for the three-month period ended September 30, 2010, compared to 4.14% for the three-months ended September 30, 2009.  The increase was primarily due to a decrease in the average interest rate paid on interest bearing deposits.

Spread amounted to 4.05% for the three month period ended September 30, 2010, compared to 3.88% for the same period in the previous year.  Compared to the same quarter last year, average yield on earnings assets decreased 17 basis points from 6.01% to 5.84%, while average cost of funds decreased 33 basis points from 2.12% to 1.79%.

Operating Revenue

Operating revenue for the fiscal year ended September 30, 2010, consisting of net income (before provision for loan losses) plus non-interest income, amounted to $45.7 million, an increase of 1.00% or $0.4 million, compared to $45.3 million for the fiscal year ended 2009.

Operating revenue for the quarter, consisting of net interest income (before provision for loan losses) plus non-interest income, amounted to $11.4 million, a decrease of 2.7% or $0.3 million, compared to $11.7 million for the same period in fiscal 2009.

The table below reflects Teche’s operating revenues in millions over the past five quarters:

Operating Revenue	Sep ‘10	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09
Net Interest Income	$7.4	$7.3	$ 7.4	$ 7.4	$ 7.5
Non Interest Income	4.0	4.2	4.0	4.0	4.2
Operating Revenue	$11.4	$11.5	$11.4	$11.4	$11.7

Non Interest Income and Non Interest Expense

Net Non Interest Expense as a percentage of average assets remained steady.

Net Non Interest Expenses (Annualized)	Sep ‘10	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09
Non Interest Income (% of Avg. Assets)	2.08%	2.16%	2.08%	2.11%	2.16%
Non Interest Exp. (% of Avg. Assets)	4.06%	4.11%	4.20%	4.01%	4.03%
Net Non Interest Expense (% of Avg Assets)	1.98%	1.95%	2.12%	1.90%	1.87%

For the fiscal year ended September 30, 2010, non-interest expense was $31.2 million or 4.10% of average assets, compared to $31.4 million or 4.02% of average assets, for the fiscal year ended September 30, 2009, a decrease of 0.46%, primarily due to lower marketing expenses.

For the quarter, non-interest expense was $7.7 million or 4.06% of average assets, compared to the linked quarter of $7.9 million or 4.11% of average assets, a decrease of 1.8%, primarily due to reductions in compensation and marketing expense.  Compared to the same quarter in fiscal 2009, non-interest expense decreased 2.1%.

Non-interest income amounted to $25.7 million for fiscal 2010, compared to $25.9 million for fiscal 2009, a decrease of 0.7%.

Non-interest income decreased to $4.0 million for the quarter compared to $4.2 million in the linked quarter and $4.2 million for the same period in fiscal 2009, primarily due to lower deposit service charges.  This amounted to 2.08% of average assets for the quarter, compared to 2.16% for the linked quarter and 2.16% a year ago.  Deposit fees comprised 90.7% of non-interest income for the quarter, compared to 92.0% for the linked quarter and 91.7% a year ago.

Non-interest income amounted to 34.8% of operating income for the quarter ended September 30, 2010, compared to 36.1% for the three months ended September 30, 2009 and to 36.2% for the linked quarter.

For the quarter, interchange fees amounted to $782 thousand, compared to $848 thousand for the linked quarter.

Net Income

“Our net income for fiscal 2010 was again very strong,” said Little.  “We had record net earnings in fiscal 2009, despite all the strong headwinds, and we were nearly able to top that in fiscal 2010. We were able to accomplish all this primarily because of our prudent lending practices, which resulted in low loan charge-offs, and modest growth in SmartGrowth Deposits and loans.  As a result, we have seen continued growth in capital and key capital ratios and in book value per share.”

	Sep ‘10	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09
Net Income	$1,847	$1,821	$1,700	$1,733	$1,983
Dividends Declared Per Share	$0.355	$0.355	$0.355	$0.355	$0.355
Basic Earnings Per Common Share	$0.89	$0.87	$0.81	$0.83	$0.95
Diluted Earnings Per Common Share	$0.88	$0.87	$0.80	$0.82	$0.94
Annualized Return on Avg. Assets	0.97%	0.95%	0.89%	0.91%	1.01%
Annualized Return on Avg. Equity	9.61%	9.60%	9.14%	9.37%	10.91%
Annualized Return on Avg. Tangible Equity	10.12%	10.12%	9.64%	9.90%	11.53%

Net income for the fiscal year ended September 30, 2010 decreased by $0.035 million as compared to the fiscal year ended September 30, 2009 primarily due to increased loan loss provision and lower non interest income offset by increases in net interest income along with decreases in non interest expense.

Net income for the quarter ended September 30, 2010 increased by $26,000 as compared to the linked quarter primarily due to an increase in net interest income and lower interest expenses, offset somewhat by lower non-interest income.

Diluted earnings per share for the fourth quarter amounted to $0.88, the highest quarterly earnings per share for the fiscal year ending September 30, 2010.

                Since 2003, the Company has increased dividends for seven consecutive years and on September 30, 2010 paid a $0.355 per share quarterly dividend, its sixty-first consecutive.  Based on the closing price of the Company’s common stock on September 30, 2010 of $31.00, the annualized dividend yield was 4.58%.

Capital

	Sep ‘10	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09
Stockholders’ Equity	$75,513	$74,549	$73,551	$72,322	$71,484
Ratio of Equity to Assets	9.92%	9.74%	9.63%	9.55%	9.34%
Tangible Equity Ratio (1)	9.48%	9.30%	9.20%	9.07%	8.90%
Risk-Based Capital Ratio	13.52%	13.30%	12.91%	12.70%	12.72%
Book Value per Common Share	$36.19	$35.45	$35.02	$34.49	$34.09
Tangible Book Value Per Common Share	$34.43	$33.70	$33.27	$32.74	$32.33
The tangible equity ratio increased to 9.48%, compared to 8.90% a year ago, primarily due to earnings.  Tangible book value per common share increased to $34.43 from $32.33 a year ago, an increase of $2.10, or 6.5%, primarily due to earnings.

The tangible equity ratio increased to 9.48%, compared to 9.30% for the quarter ended June 30, 2010, primarily due to earnings.  Tangible book value per common share increased to $34.43, from $33.70 during the linked quarter, an increase of $0.73, or 2.2%, primarily due to earnings.

Loan Growth

	Sep ‘10	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09
SmartGrowth Loans
Consumer	$111,571	$110,855	$110,438	$109,899	$108,013
Commercial	212,933	212,762	212,485	213,505	210,201
Home Equity	53,405	55,860	57,443	57,373	58,348
SmartMortgages	86,959	86,624	86,677	86,462	83,775
Total SmartGrowth Loans	464,868	466,101	467,043	467,239	460,337
Mortgage Loans	131,023	131,590	133,478	135,048	134,996
(owner occupied conforming)
Total Loans	$595,891	$597,691	$600,521	$602,287	$595,333

Fiscal 2010. Gross loans receivable increased to $595.9 million at September 30, 2010 from $595.3 million at September 30, 2009 an increase of $0.6 million, or 0.1%.  SmartGrowth Loans increased to $464.9 million at September 30, 2010, from $460.3 million at September 30, 2009, an increase of $4.5 million, or 1.0%.

Commercial loan balances at September 30, 2010 amounted to $212.9 million, compared to $210.2 million at September 30, 2009 an increase of $2.7 million, or 1.3%.  Consumer loan balances at September 30, 2010 amounted to $111.6 million, an increase of $3.6 million, or 3.3%.  Commercial loan balances totaling about $49.9 million had average floor interest rates of approximately 4.40% at September 30, 2010.

Three Month Period.  Gross loans receivable decreased to $595.9 million at September 30, 2010, from $597.7 million at June 30, 2010, a linked quarter decrease of $1.8 million, or 0.3%.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans and consumer loans, were $464.9 million, or 78.0% of total loans at September 30, 2010, compared to $466.1 million, or 78.0% at June 30, 2010.

Commercial loan balances at September 30, 2010 amounted to $212.9 million, compared to $212.8 million at June 30, 2010, a three month increase of $0.1 million or 0.08%.  Consumer loan balances at September 30, 2010 amounted to $111.6 million, compared to $110.9 million at June 30, 2010, a linked quarter increase of $0.7 million, or 0.6%.

Deposits

	Sep ‘10	Jun ‘10	Mar ‘10	Dec ‘09	Sep '09
SmartGrowth Deposits
Total Checking	$173,206	$169,396	$177,174	$170,552	$165,796
Money Market	60,246	62,643	68,763	80,034	95,461
Savings	166,734	160,567	149,233	128,254	106,479
Total SmartGrowth Deposits	$400,186	$392,606	$395,170	$378,840	$367,736
Time Deposits	179,169	185,496	191,573	196,651	217,733
Total Deposits	$579,355	$578,102	$586,743	$575,491	$585,469

“Our SmartGrowth deposits increased over the past year and our cost of interest bearing liabilities decreased by 49 basis points,” said Little.

Fiscal 2010 Growth. Total deposits decreased to $579.4 million at September 30, 2010, from $585.5 million at September 30, 2009, a decrease of $6.1 million, or 1.0% primarily due to balance reductions in time deposits and money market accounts offset by balance increases in savings and checking accounts.  Total SmartGrowth Deposits grew $32.5 million, or 8.8% from $367.7 million at September 30, 2009.

SmartGrowth Deposits amounted to 69.1% of total deposits as of September 30, 2010 compared to 62.8% at September 30, 2009.

Checking account balances at September 30, 2010 increased 4.5% or $7.4 million in the past 12 months. Checking account balances now account for 29.9% of total deposits compared to 28.3% at September 30, 2009.

Three Month Growth.  Total deposits increased to $579.4 million at September 30, 2010, from $578.1 million at June 30, 2010, a linked quarter increase of $1.3 million or 0.2%, primarily due to an increase in checking and savings accounts offset by decreases in money market and time deposits.  Total SmartGrowth Deposits increased $7.6 million to $400.2 million or 1.9% at September 30, 2010, from $392.6 million at June 30, 2010.

Checking account balances at September 30, 2010 increased $3.8 million, or 2.2%, to $173.2 million from $169.4 million at June 30, 2010.

Teche Holding Company is the parent company of Teche Federal Bank, which operates nineteen offices in South Louisiana and serves over 60,000 customers.  Teche Federal Bank is the fourth largest publicly owned bank based in Louisiana with over $762 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE AMEX. Find us on the web at www.Teche.com

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY
(Amounts in thousands, except per share data)
Franklin, LA
Statements of Income
(UNAUDITED)
	THREE MONTHS ENDED
	Sep.	Jun.	Mar.	Dec.	Sep.
	2010	2010	2010	2009	2009
Interest Income	$10,163	$10,299	$10,374	$10,500	$10,880
Interest Expense	2,728	2,969	2,940	3,067	3,386
Net Interest Income	7,435	7,330	7,434	7,433	7,494
Provision for Loan Losses	__900	900	900	1,196	1,286
Net Interest Income after
Provision for Loan Losses	6,535	6,430	6,534	6,237	6,208
Non Interest Income	3,964	4,153	3,956	4,014	4,225
Non Interest Expense	7,732	7,877	7,980	7,641	7,894
Income Before Loss on Securities
and Sale of Loans	2,767	2,706	2,510	2,610	2,539
Loss on Securities	(95)	--	(8)	(36)	(183)
Gain on Sale of Loans	6	7	--	--	559
Income Taxes	831	892	802	841	932
Net Income	$1,847	$1,821	$1,700	$1,733	$1,983
Selected Financial Data
Dividends Declared Per Share	$0.355	$0.355	$0.355	$0.355	$0.355
Basic Earnings Per Common Share	$0.89	$0.87	$0.81	$0.83	$0.95
Diluted Earnings Per Common Share	$0.88	$0.87	$0.80	$0.82	$0.94
Annualized Return on Avg. Assets	0.97%	0.95%	0.89%	0.91%	1.01%
Annualized Return on Avg. Equity	9.61%	9.60%	9.14%	9.37%	10.91%
Annualized Return on Avg.
Tangible Equity (1)	10.12%	10.12%	9.64%	9.90%	11.53%
Yield on Interest Earning Assets	5.84%	5.87%	5.99%	6.01%	6.01%
Cost of Interest Bearing Liabilities	1.79%	1.93%	1.91%	1.99%	2.12%
Spread	4.05%	3.94%	4.08%	4.02%	3.89%
Net Interest Margin	4.27%	4.18%	4.29%	4.26%	4.14%
Non-Interest Income/Avg. Assets	2.08%	2.16%	2.08%	2.11%	2.16%
Non-Interest Expense/Avg. Assets	4.06%	4.11%	4.20%	4.01%	4.03%
Quarterly Net Charge-offs/Avg. Loans	0.08%	0.05%	0.06%	0.04%	0.22%
Weighted avg. shares Outstanding
Basic	2,074	2,083	2,100	2,098	2,096
Diluted	2,092	2,103	2,118	2,116	2,117
AVERAGE BALANCE SHEET DATA
Total Assets	$761,191	$767,379	$759,908	$761,312	$784,058
Earning assets	$696,494	$701,756	$692,527	$698,268	$724,678
Loans	$597,024	$599,883	$600,554	$599,115	$608,769
Interest-bearing deposits	$509,572	$515,165	$511,521	$512,049	$534,850
Total deposits	$576,373	$583,576	$576,502	$576,534	$600,339
Total stockholders’ equity	$ 76,855	$ 75,859	$ 74,416	$ 73,977	$ 72,723

(1) Eliminates the effect of goodwill and core deposit intangible assets and related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$76,855	$75,859	$74,416	$73,977	$72,723
Less average goodwill and other intangible assets,
net of related income taxes	3,673	3,689	3,705	3,687	3,694
Average Tangible Equity	$73,182	$72,170	$70,711	$70,290	$69,029

Net Income	1,847	1,821	1,700	1,733	1,983
Plus Amortization of core deposit
intangibles, net of related income taxes	_____5	5	5	____7	_____7
Net Income, as adjusted	$ 1,852	$ 1,826	$ 1,705	$ 1,740	$ 1,990

TECHE HOLDING COMPANY
(Amounts in thousands, except per share data)
Franklin, LA
Statements of Income
(UNAUDITED)
	TWELVE MONTHS ENDED
	Sep.	Sep.
	2010	2009	$Change	%Change
Interest Income	$41,336	$44,237	($2,901)	-6.6%
Interest Expense	11,704	15,297	(3,593)	-23.5%
Net Interest Income	29,632	28,940	692	2.4%
Provision for Loan Losses	3,896	3,026	870	28.8%
Net Interest Income after
Provision for Loan Losses	25,736	25,914	(178)	-0.7%
Non Interest Income	16,087	16,328	(241)	-1.5%
Non Interest Expense	31,229	31,372	(143)	-0.5%
Income Before Gain on Securities
and Sale of Loans	10,594	10,870	(276)	-2.5%
Gain(Loss) on Securities	(140)	(1,035)	895	-86.5%
Gain(Loss) on Sale of Loans	13	559	(546)	-97.7%
Income Taxes	3,366	3,258	108	3.3%
Net Income	$7,101	$7,136	($35)	-0.5%
Selected Financial Data
Dividends Declared Per Share	$1.42	$1.41	$0.01	0.7%
Basic Earnings Per Common Share	$3.40	$3.38	$0.02	0.6%
Diluted Earnings Per Common Share	$3.37	$3.35	$0.02	0.6%
Annualized Return on Avg. Assets	0.93%	0.91%	0.02%	2.2%
Annualized Return on Avg. Equity	9.43%	9.98%	-0.55%	-5.5%
Annualized Return on Avg.
Tangible Equity (1)	9.94%	10.49%	-0.55%	-5.2%
Yield on Interest Earning Assets	5.93%	6.12%	-0.19%	-3.1%
Cost of Interest Bearing Liabilities	1.91%	2.40%	-0.49%	-20.4%
Spread	4.02%	3.73%	0.29%	7.8%
Net Interest Margin	4.25%	4.01%	0.24%	6.0%
Non-Interest Income/Avg. Assets	2.11%	2.08%	0.03%	1.4%
Non-Interest Expense/Avg. Assets	4.10%	4.02%	0.08%	2.0%
FYTD Net Charge-offs/Avg. Loans	0.24%	0.29%	-0.05%	-17.2%
Weighted avg. shares Outstanding
Basic	2,089	2,110	(21)	-1.0%
Diluted	2,107	2,127	(20)	-0.9%
AVERAGE BALANCE SHEET DATA
Total Assets	$762,355	$781,187	($18,832)	-2.4%
Earning assets	$697,315	$722,409	($25,094)	-3.5%
Loans	$599,134	$606,751	($7,617)	-1.3%
Interest-bearing deposits	$512,040	$533,022	(20,982)	-3.9%
Total deposits	$578,310	$597,559	($19,249)	-3.2%
Total stockholders’ equity	$ 75,279	$ 71,479	$ 3,800	5.3%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$75,279	$71,479	$ 3,800	5.3%
Less average goodwill and other intangible assets,
net of related income taxes	3,673	3,715	(42)	-1.1%
Average Tangible Equity	$71,606	$67,764	$ 3,842	5.7%

Net Income	$7,101	$7,136	($35)	-0.5%
Plus Amortization of core deposit
intangibles, net of related income taxes	19	28	(9)	-32.1%
Net Income, as adjusted	$ 7,120	$ 7,164	$ (44)	0.6%

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
Franklin, LA
Balance Sheet
(UNAUDITED)
	Sep. 2010	Mar 2010	Dec. 2009	Sep. 2009
SmartGrowth Loans
Consumer	$111,571	$110,438	$109,899	$108,013
Commercial	212,933	212,485	213,505	210,201
Home Equity	53,405	57,443	57,373	58,348
SmartMortgage Loans	86,959	86,677	86,462	83,775
Total SmartGrowth Loans	464,868	467,043	467,239	460,337
Mortgage Loans (owner occupied conforming)	131,023	133,478	135,048	134,996
	595,891	600,521	602,287	595,333
Allowance for Loan Losses	-9,256	-8,253	-7,744	-6,806
Loans Receivable, Net	586,635	592,268	594,543	588,527

Cash and Securities	115,217	116,367	108,282	125,058
Goodwill and Other Intangibles	3,687	3,700	3,707	3,715
Foreclosed Real Estate	1,181	1,426	1,128	1,953
Other	54,804	49,874	49,604	45,818
TOTAL ASSETS	$761,524	$763,635	$757,264	$765,071

Total Checking	$173,206	$177,174	$170,552	$165,796
Money Market	60,246	68,763	80,034	95,461
Savings	166,734	149,233	128,254	106,479
Total Smart Growth Deposits	400,186	395,170	378,840	367,736
Time Deposits	179,169	191,573	196,651	217,733
Total Deposits	579,355	586,743	575,491	585,469

FHLB Advances	100,017	97,857	103,451	100,628
Other Liabilities	6,639	5,484	6,000	7,490
Stockholders’ Equity	75,513	73,551	72,322	71,484
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$761,524	$763,635	$757,264	$765,071

Ratio of Equity to Assets	9.92%	9.63%	9.55%	9.34%
Tangible Equity Ratio	9.48%	9.20%	9.07%	8.90%
Risk-Based Capital Ratio	13.52%	12.91%	12.70%	12.72%
Book Value per Common Share	$36.19	$35.02	$34.49	$34.09
Tangible Book Value Per Common Share	$34.43	$33.27	$32.74	$32.33
Non-performing Assets/Total Assets	2.06%	2.27%	1.58%	1.19%
ALLL/Loans	1.55%	1.37%	1.29%	1.14%
ALLL/NPLs	63.92%	52.18%	72.12%	95.44%
Shares Outstanding (in thousands)	2,082	2,101	2,098	2,097

The amount was calculated using the following information:

Stockholders’ Equity	$75,513	$ 73,551	$ 72,322	$ 71,484
Less goodwill and other Intangible
assets, net of related income taxes	-3,673	_-3,683	_-3,687	_-3,692
Tangible Stockholders Equity	$ 71,840	$ 69,868	$ 68,635	$ 67,792

Total Assets	$761,524	$763,635	$757,264	$765,071
Less goodwill and other Intangible
assets’ net of related income taxes	-3,673	__-3,683	___-3,687	___-3,692
Total Tangible Assets	$757,851	$759,952	$753,577	$761,379

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
September 30, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$21,310	102	0.48%	$1,066	5.00%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,530	51	0.28%	--	0.00%
All Other
Secured by First Liens	303,796	--	0.00%	4,765	1.57%
Secured by Junior Liens	11,048	(4)	-0.04%	88	0.80%
Multifamily (5+ Dwelling Units)	24,357	--	0.00%	886	3.64%
Nonresidential Property (Except Land)	85,718	257	0.30%	-	0.00%
Land	39,555	23	0.06%	5,440	13.75%
Consumer	20,044	--	0.00%	58	0.29%
Commercial	19,511	23	0.12%	5,382	27.58%
Subtotal – Real Estate Loans	$504,314	429	0.09%	$12,245	2.43%

Non-Real Estate Loans:
Commercial Loans	30,929	--	0.00%	27	0.09%
Consumer Loans:
Loans on Deposits	4,672	1	0.02%	27	0.58%
Auto Loans	2,716	3	0.11%	4	0.15%
Mobile Home Loans	40,094	20	0.05%	458	1.14%
Other	13,375	21	0.16%	90	0.67%
Subtotal – Non Real Estate Loans	91,786	45	0.05%	606	0.66%

Gross Loans	$596,100	474	0.08%	$12,851	2.16%

Non-accruals	12,390
90 + Days Past Due	461
OREO & Foreclosed	1,201
Nonperforming Assets (Net)	$ 14,052

NPAs/Assets	1.88%
NPAs/(Loans + OREO)	2.40%
ALL/Loans	1.55%
Net Charge-offs/Loans	0.08%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
June 30, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$22,345	--	0.00%	$ 876	3.92%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,582	--	0.00%	50	0.27%
All Other
Secured by First Liens	302,521	16	0.01%	4,357	1.44%
Secured by Junior Liens	10,936	68	0.62%	88	0.80%
Multifamily (5+ Dwelling Units)	26,499	--	0.00%	888	3.35%
Nonresidential Property (Except Land)	86,656	97	0.11%	675	0.78%
Land	38,776	55	0.14%	5,441	14.03%
Consumer	19,566	33	0.17%	170	_0.87%
Commercial	19,210	22	0.11%	5,271	27.44%
Subtotal – Real Estate Loans	$506,315	236	0.05%	$_12,375	_2.44%

Non-Real Estate Loans:
Commercial Loans	30,935	--	0.00%	7	0.02%
Consumer Loans:
Loans on Deposits	4,770	5	0.10%	4	0.08%
Auto Loans	2,832	--	0.00%	7	0.25%
Mobile Home Loans	40,378	76	0.19%	257	0.64%
Other	12,577	6	0.05%	27	0.21%
Subtotal – Non Real Estate Loans	91,492	87	0.10%	302	0.33%

Gross Loans	$597,807	323	0.05%	$12,677	2.12%

Non-accruals	11,693
90 + Days Past Due	984
OREO & Foreclosed	1,576
Nonperforming Assets (Net)	$ 14,253

NPAs/Assets	1.87%
NPAs/(Loans + OREO)	2.38%
ALL/Loans	1.48%
Net Charge-offs/Loans	0.05%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
March 31, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$ 22,512	$ --	0.00%	$ 1,568	6.97%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,748	13	0.07%	94	0.50%
All Other
Secured by First Liens	304,778	60	0.02%	4,852	1.59%
Secured by Junior Liens	12,535	--	0.00%	148	1.18%
Multifamily (5+ Dwelling Units)	24,821	--	0.00%	--	0.00%
Nonresidential Property (Except Land)	87,283	256	0.29%	1,113	1.28%
Land	39,353	2	0.01%	5,585	14.19%
Consumer	19,566	2	0.01%	109	0.56%
Commercial	19,787	--	0.00%	5,476	27.67%
Subtotal – Real Estate Loans	$ 510,030	$ 331	0.06%	$ 13,360	2.62%

Non-Real Estate Loans:
Commercial Loans	29,251	--	0.00%	7	0.02%
Consumer Loans:
Loans on Deposits	7,450	51	0.68%	23	0.31%
Auto Loans	2,964	--	0.00%	12	0.40%
Mobile Home Loans	40,265	(2)	(0.00)%	321	0.80%
Other	10,561	11	0.10%	27	0.26%
Subtotal – Non Real Estate Loans	$ 90,491	$ 60	0.07%	$ 390	0.43%

Gross Loans	$ 600,521	$ 391	0.07%	$ 13,750	2.29%

Non-accruals	$ 12,295
90 + Days Past Due	1,455
OREO & Foreclosed	1,464
Nonperforming Assets (Net)	$ 15,214

NPAs/Assets	2.00%
NPAs/(Loans + OREO)	2.53%
ALL/Loans	1.37%
Net Charge-offs/Loans	0.07%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
December 31, 2009	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$ 15,716	$ 3	0.02%	$ 54	0.34%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,120	31	0.17%	119	0.66%
All Other
Secured by First Liens	305,083	7	0.00%	5,626	1.84%
Secured by Junior Liens	13,237	38	0.29%	135	1.02%
Multifamily (5+ Dwelling Units)	26,337	(1)	0.00%	1,707	6.48%
Nonresidential Property (Except Land)	91,947	0	0.00%	1,565	1.70%
Land	40,712	0	0.00%	965	2.37%
Consumer	19,542	--	0.00%	158	0.81%
Commercial	21,170	--	0.00%	807	3.81%
Subtotal – Real Estate Loans	$ 511,152	$ 78	0.02%	$ 10,171	1.99%

Non-Real Estate Loans:
Commercial Loans	29,984	82	0.27%	7	0.02%
Consumer Loans:
Loans on Deposits	7,558	6	0.08%	149	1.97%
Auto Loans	3,123	5	0.16%	30	0.96%
Mobile Home Loans	40,862	85	0.21%	357	0.87%
Other	9,608	2	0.01%	24	0.25%
Subtotal – Non Real Estate Loans	$ 91,135	$ 180	0.20%	$ 567	0.62%

Gross Loans	$ 602,287	$ 258	0.04%	$ 10,738	1.78%

Non-accruals	$ 9,589
90 + Days Past Due	1,148
OREO & Foreclosed	__ 1,208
Nonperforming Assets (Net)	$ 11,945

NPAs/Assets	1.58%
NPAs/(Loans + OREO)	1.98%
ALL/Loans	1.29%
Net Charge-offs/Loans	0.04%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
September 30, 2009	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$ 21,707	$ 0	0.0%	$ 1,066	4.91%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	17,529	0	0.0%	50	0.29%
All Other
Secured by First Liens	302,072	4	0.0%	4,408	1.46%
Secured by Junior Liens	13,882	5	0.04%	88	0.63%
Multifamily (5+ Dwelling Units)	23,921	1,139	4.76%	324	1.35%
Nonresidential Property (Except Land)	91,428	63	0.07%	371	0.41%
Land	34,644	0	0.0%	388	1.12%
Consumer	19,734	--	0.00%	85	0.43%
Commercial	14,910	--	0.00%	303	2.03%
Subtotal – Real Estate Loans	$ 505,183	$ 1,211	0.24%	$ 6,695	1.33%

Non-Real Estate Loans:
Commercial Loans	30,395	96	0.32%	98	0.32%
Consumer Loans:
Loans on Deposits	7,779	1	0.01%	50	0.64%
Auto Loans	3,044	(5)	(0.16)%	19	0.62%
Mobile Home Loans	40,327	6	0.01%	266	0.66%
Other	8,605	7	0.08%	2	0.02%
Subtotal – Non Real Estate Loans	$ 90,150	$ 105	0.12%	$ 435	0.48%

Gross Loans	$ 595,333	$ 1,316	0.22%	$ 7,130	1.20%

Non-accruals	$ 6,048
90 + Days Past Due	1,082
OREO & Foreclosed	1,962
Nonperforming Assets (Net)	$ 9,092

NPAs/Assets	1.19%
NPAs/(Loans + OREO)	1.52%
ALL/Loans	1.14%
Net Charge-offs/Loans	0.22%

Average Loan Balances & Yields	09/30/2010	09/30/2010	06/30/2010	06/30/2010	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$347,706	5.88%	$349,849	5.97%	(2,143)	-0.09%
Commercial	137,636	5.80%	139,442	5.74%	(1,806)	0.06%
	485,342	5.86%	489,291	5.90%	(3,949)	-0.04%

Non-Real Estate Loans
Commercial	30,980	6.27%	29,964	6.35%	1,016	-0.08%
Consumer	80,702	9.41%	80,629	9.35%	73	0.06%
	111,682	8.54%	110,593	8.54%	1,089	0.00%

Total All Loans	$597,024	6.36%	$599,884	6.39%	(2,860)	-0.03%

Average Loan Balances & Yields	09/30/2010	09/30/2010	09/30/2009	09/30/2009	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	349,621	5.98%	370,125	6.24%	(20,504)	-0.26%
Commercial	138,950	5.82%	130,063	6.18%	8,887	-0.36%
	488,571	5.94%	500,188	6.22%	(11,617)	-0.28%

Non-Real Estate Loans
Commercial	29,996	6.37%	29,464	6.44%	532	-0.07%
Consumer	80,567	9.30%	77,099	9.28%	3,468	0.02%
	110,563	8.50%	106,563	8.50%	4,000	0.00%

Total All Loans	$599,134	6.41%	$606,751	6.62%	(7,617)	-0.21%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	09/30/2010	09/30/2010	06/30/2010	06/30/2010	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$103,467	0.26%	$106,087	0.46%	(2,620)	-0.20%	-2.5%
Non-interest bearing Deposits	66,808	0.00%	68,411	0.00%	(1,603)	0.00%	-2.3%
Checking Total	$170,275	0.16%	$174,498	0.28%	(4,223)	-0.12%	-2.4%

Savings Accounts	$163,157	0.69%	$154,065	1.00%	9,092	-0.31%	5.9%
Money Market Accounts	61,305	0.40%	65,678	0.39%	(4,373)	0.01%	-6.7%

Total Smart Growth Deposits	$394,737	0.41%	$394,241	0.58%	496	-0.17%	0.1%

Time Deposits	181,517	2.60%	189,335	2.65%	(7,818)	-0.05%	-4.1%

Total Deposits	$576,254	1.10%	$583,576	1.25%	(7,322)	-0.15%	-1.3%

FHLB Advances	100,831	4.52%	101,543	4.52%	(712)	0.00%	-0.7%

Total Interest-bearing liabilities	$610,277	1.79%	$616,708	1.92%	(6,431)	-0.13%	-1.0%

Non-interest bearing Deposits	$ 66,808	0.00%	$ 68,411	0.00%	(1,603)	0.00%	-2.3%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	09/30/2010	09/30/2010	09/30/2009	09/30/2009	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	104,176	0.41%	101,311	0.53%	2,865	-0.12%	2.8%
Non-interest bearing Deposits	66,177	0.00%	64,537	0.00%	1,640	0.00%	2.5%
Checking Total	170,353	0.25%	165,848	0.32%	4,505	-0.07%	2.7%

Savings Accounts	143,408	0.91%	76,214	0.87%	67,194	0.04%	88.2%
Money Market Accounts	71,958	0.39%	115,227	1.24%	(43,269)	-0.85%	-37.6%

Total Smart Growth Deposits	385,719	0.52%	357,289	0.74%	28,430	-0.22%	8.0%

Time Deposits	192,591	2.67%	240,270	3.28%	(47,679))	-0.61%	-19.8%

Total Deposits	578,310	1.24%	597,559	1.76%	(19,249)	-0.52%	-3.2%

FHLB Advances	102,254	4.44%	105,060	4.54%	(2,806)	-0.10%	-2.7%

Total Interest-bearing liabilities	$614,387	1.90%	$638,082	2.40%	(23,695)	-0.50%	-3.7%

Non-interest bearing Deposits	$ 66,177	0.00%	$ 64,537	0.00%	1,640	0.00%	2.5%